ESCROW AGREEMENT

This  “Escrow  Agreement”  is  made  and  entered  into  as  of  the  Effective  Date  set  forth  below  by and among Howard F. Sklar, Trustee of the Howard Trust; a Louisiana trust represented by its

Trustee  Howard  F.  Sklar,  whose  address  is  5395  Pearl  Parkway,  Suite  200,  Boulder,  CO  80310;

The  Succession of Miriam Sklar, represented by Howard  F. Sklar, whose address is  5395 Pearl

Parkway,  Suite  200,  Boulder,  CO  80310;  Suzanne  S.  Simons,  Trustee  of  the  Suzanne  Simons

Rev. Trust, a Texas trust represented by its Trustee Suzanne S. Simmons, whose address is 4295

San Felipe, Suite 207, Houston, TX 77027; Seek Systems, Inc., a Washington Corporation whose address  is  60  Helm  Lane,  Port  Ludlow,  WA  98365;  J.  Stanford  Shelby,  a  Louisiana  resident whose  address  is  2751  Albert  L.  Bicknell  Dr.,  Shreveport,  LA  71103;  Fant  Properties  Limited,

a Texas Limited Partnership whose address is 1322 N. Post Oak Rd., Houston, TX 77055; Teekell

Investments,  L.P./White  Knight  Communications,  L.P.,    both  of  which  are  Texas  Limited

Partnerships  whose  address  is  401  Edwards  St.,  Suite  1130,  Shreveport,  LA  71101;  Louisiana

Ventures, L.P., a Delaware Limited Partnership whose address is 820 Garrett Drive, Bossier City,

LA 71111; Anderson Private Equity, LLC, f/k/a Anderson Feazel, L.L.C., a Louisiana Limited

Liability Company whose address is 333 Texas St., Suite 2020, Shreveport, LA 71101; Advantage

Capital  Management  Fund,  L.L.C.,  a  Louisiana  Limited  Liability  Company  whose  address  is

909 Poydras St., Suite 2230, New Orleans, LA 70112; Advantage Capital Partners  XI Limited

Partnership, a Louisiana Limited Partnership whose address is 909 Poydras St., Suite 2230, New

Orleans, LA 70112 Louisiana Technology Fund, L.L.C., a Louisiana Limited Liability Company

whose   address   is   909   Poydras   St.,   Suite   2230,   New   Orleans,   LA   70112;   and   Louisiana

Technology  Fund  2006,  L.L.C.,  a  Louisiana  Limited  Liability  Company  whose  address  is  909

Poydras St., Suite 2230, New Orleans, LA 70112 (collectively, the “Noteholders”); and iGambit,

Inc.,  a  Delaware  Corporation  whose  address  is  1050  W.  Jericho  Tpke,  Suite  A,  Smithtown,  NY

11787 (“iGambit”), (the Noteholders and iGambit are sometimes referred to hereafter individually as “Depositor” and collectively as the “Depositors”).

WITNESSETH

WHEREAS,  the  Noteholders  are  the  holders  of  Nine  Million  (9,000,000)  shares  of common stock of iGambit (the “Noteholder Stock”) issued by iGambit to Rory Welch (“Welch”)

by virtue of that certain Stock Purchase Agreement dated November 4, 2015 (the “Stock Purchase

Agreement”) and pledged as a first-priority security interest to the Noteholders in accordance with

the  Security  Agreement   dated   September  1,  2014,  as   amended   by  that  certain  Consent  of

Noteholders  dated  November  4,  2015  (the  “Security  Agreement”)  to  secure  certain  obligations evidenced  by  Promissory  Notes  executed  by  the  Wala,  Inc.,  a  Louisiana  Corporation  doing business  as  Arcmail  Technology  (“ArcMail”),  in  favor  of  the  individual  Noteholders  and  dated

September 1, 2014 (the “Notes”); and

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WHEREAS, iGambit is the holder of One Million (1,000,000) shares of common stock of

iGambit  (the  “Holdback  Stock”)  issued  by  iGambit  to  Welch  by  virtue  of  the  Stock  Purchase

Agreement, which shares were designated as a holdback amount in the Stock Purchase Agreement and pledged  as  a  first-priority security interest  to  iGambit  to  secure  certain  obligations  contained in the Stock Purchase Agreement; and

WHEREAS,  the  Noteholders  hold  a  second-priority  security  interest,  in  the  Holdback

Stock  in  accordance  with  the  Security  Agreement  to  secure  certain  obligations  evidenced  by  the

Notes, subject to the first-priority security interest of iGambit; and

WHEREAS,  the  Depositors  have  requested  and  Stephen  J.  Paine  of  Ayres,  Shelton,

Williams,  Benson  &  Paine,  LLC,  (the  “Escrow  Agent”),  as  evidenced  by  the  execution  of  this

Agreement,  has  agreed  to  serve  as  Escrow  Agent  pursuant  to  and  under  the  terms  of  this

Agreement; and

WHEREAS,   the   Noteholders   have   placed   on   deposit   with   the   Escrow   Agent   the

Noteholder Stock to  hold  until:  (1) the  obligations  secured  by the  Security Agreement  have  been satisfied  in  full;  or  (2)  Welch  and/or  ArcMail  default  on  the  terms  and  obligations  set  forth,  or referenced in, the Security Agreement and Notes.

WHEREAS, the Depositors have placed on deposit with the Escrow Agent the Holdback

Stock to hold until: (1) The requirement that the Holdback Stock be withheld pursuant to the Stock

Purchase  Agreement  terminates  and  the  obligations  secured  by  Holdback  Stock  pursuant  to  the

Security  Agreement  have  been  satisfied  in  full;  (2)  iGambit  becomes  entitled  to  collect  the

Holdback  Stock  pursuant  to  the  Stock  Purchase  Agreement;  or  (3)  In  the  event  the  requirement that  the  Holdback  Stock  be  withheld  pursuant  to  the  Stock  Purchase  Agreement  has  terminated

Welch and/or ArcMail default on the terms and obligations set forth, or referenced in, the Security

Agreement and Notes; and

NOW THEREFORE, the Depositors agree as follows:

1.   For the purposes of this Agreement, unless a term is expressly defined in this  Agreement,

the defined terms of the Stock Purchase Agreement, the Security Agreement and the Notes, when used  in  this  agreement,  shall  have  the  meaning  assigned  to  the  term  in  the  Stock  Purchase

Agreement, the Security Agreement and/or the Notes.

2.   The Deposit of Noteholder Stock represents common stock issued by iGambit to Welch in which  the  Noteholders  hold  a  first-priority  security  interest,  granted  by  Welch  pursuant  to  the

Security  Agreement  and  intended  to  secure  the  performance  of  the  obligations  evidenced  by  the

Notes.

3.   The  Deposit  of  Holdback  Stock  represents  common  stock  issued  by  iGambit  in  which

iGambit  holds  a  first-priority  security  interest,  granted  by  Welch  pursuant  to  the  Stock  Purchase

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Agreement, intended to indemnify iGambit under the terms of the Stock Purchase Agreement, and in  which  the  Noteholders  hold  a  second-priority  security  interest,  granted  by  Welch  pursuant  to the  Security  Agreement  and  intended  to  secure  the  performance  of  the  obligations  evidenced  by the Notes.

4.   Upon satisfaction of the obligations secured by the Security Agreement  and evidenced by the Notes, the Noteholder Stock shall be released by the Escrow Agent and surrendered to  Welch immediately.

5.   Should Welch or ArcMail be in default of any obligations or duties set forth in the Security

Agreement  or  the  Notes,  the  Noteholder  Stock  shall  be  released  by  the  Escrow  Agent  and surrendered to the Noteholders immediately.

6.   Upon both the termination of the requirement that the Holdback Stock be withheld pursuant to  the  Stock  Purchase  Agreement  and  the  satisfaction  of  the  obligations  secured  by  the  Security

Agreement and evidenced by the Notes, the Holdback Stock shall be released by the Escrow Agent and surrendered to Welch immediately.

7.   Should  iGambit  become  entitled  to  collect  the  Holdback  Stock  pursuant  to  the  Stock

Purchase Agreement, the  Holdback Stock shall be released by the Escrow Agent and surrendered to iGambit immediately.

8.   In  the  event  the  requirement  that  the  Holdback  Stock  be  withheld  pursuant  to  the  Stock

Purchase Agreement has terminated, should Welch or ArcMail be in default of any obligations or duties set forth in the Security Agreement or the Notes, the Noteholder Stock shall be released by the Escrow Agent and surrendered to the Noteholders immediately

9.   The  Escrow  Agent’s  sole  responsibility  as  to  the  Noteholder  Stock  shall  be  for  the safekeeping  of  the  Noteholder  Stock,  which  shall  be  delivered  in  the  manner  and  at  the  time  as specifically authorized and directed herein, and the Escrow Agent shall not be required to deliver the  Noteholder  Stock  or  take  any  action  with  reference  to  any  matters  which  might  arise  in connection  with  the  Noteholder  Stock  except  as  provided  in  Sections  4  and  5  above,  unless  and until  as  specified  herein  or  otherwise  as  mutually  requested  and  mutually  authorized  to  do  so  in writing by the Noteholders and then in the manner as directed by said Noteholders.

10. The   Escrow   Agent’s   sole   responsibility  as   to   the   Holdback   Stock   shall   be   for   the

safekeeping  of  the  Holdback  Stock,  which  shall  be  delivered  in  the  manner  and  at  the  time  as specifically authorized and directed herein, and the Escrow Agent shall not be required to deliver the  Holdback  Stock  or  take  any  action  with  reference  to  any  matters  which  might  arise  in connection  with  the  Holdback  Stock except  as  provided  in  Sections  6,  7  and  8  above, unless  and

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until  as  specified  herein  or  otherwise  as  mutually  requested  and  mutually  authorized  to  do  so  in writing by the  Depositors  maintaining  security interests  in  the  Holdback  Stock  at  the  time  of  the request and then in the manner as directed by said Depositors.

11. The recitals are agreed statements of fact and constitute a part of this agreement.

12. The  Depositors  hereto  shall  promptly  execute  all  additional  instruments  and  documents that are required to carry this Escrow Agreement into effect.

13. Time is of the essence in this Escrow Agreement.

14. This  Escrow  Agreement  is  for  the  benefit  of  the  Depositors  hereto, their  present  or future assigns and their successors.

15. This  Escrow  Agreement  shall  not  be  amended,  altered,  or  changed  unless  by  written instrument signed by all parties.

16. This Escrow Agreement shall be construed according to the laws of the State of Louisiana.

17. Each  Depositor  agrees  that  if  further  action  or  execution  of  documents  is  reasonably

required   by   the   Escrow   Agent   to   accomplish   the   objectives   and   purposes   of   this   Escrow

Agreement, it will take any and all such actions and execute any such documents as are necessary or appropriate in connection herewith.

18. This Escrow Agreement may be executed in two or more counterparts, each of which shall

be  deemed  an  original,  and  all  of  which  together  shall  constitute one  and the  same  agreement.   It

shall not be necessary that any single counterpart  hereto be executed by all  parties hereto so long as at least one counterpart is executed by each party.

19. Regardless  of  the  date  of  execution  by  any of  the  undersigned  parties,  the  Effective  Date of this Agreement shall be November 4, 2015.

IN  WITNESS  WHEREOF,  the  undersigned   duly  authorized   representatives   of  the

Depositors, and the Escrow Agent execute this Agreement, effective as of the Effective Date.

(Signatures on following pages)

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Depositors

The Howard Trust

By:____________________

Howard F. Sklar, Trustee of

the Howard Trust

The Succession of Miriam Sklar

_______________________

Howard F. Sklar,

Independent Executor of the Succession

of Miriam Sklar

Suzanne Simons Rev. Trust

By: ____________________

Suzanne S. Simons, Trustee of the

Suzanne Simons Rev. Trust

Seek Systems, Inc.

By:____________________

_______________________

_______________________

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J. Stanford Shelby

_______________________

J. Stanford Shelby

Fant Properties Limited

By:____________________

_______________________

_______________________

Teekell Investments, L.P./White

Knight Communications, L.P.

By: Its General Partner

_______________________

Byrum W. Teekell

Louisiana Ventures, L.P.

By:____________________

_______________________

_______________________

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Anderson Private Equity, LLC

f/k/a Anderson Feazel, LLC)

By Anderson Feazel Management, Inc.

Its Manager

By:____________________

_______________________

_______________________

Advantage Capital Management Fund, L.L.C.

By:____________________

_______________________

_______________________

Advantage Capital Partners XI Limited Partnership

By:____________________

_______________________

_______________________

Louisiana Technology Fund, L.L.C.

By:____________________

_______________________

_______________________

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Louisiana Technology Fund 2006, L.L.C.

By:____________________

_______________________

_______________________

iGambit, Inc.

By:____________________

_______________________

_______________________

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